EXHIBIT 24.1







               Independent Auditors' Consent
                -----------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Dynatronics Corporation's amended and restated 1992 Stock Option Plan of our report dated August 8, 1995, relating to the balance sheets of Dynatronics Corporation as of June 30, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1995, which report appears in the June 30, 1995 annual report on Form 10-K of Dynatronics Corporation.



                              /s/ KPMG Peat Marwick LLP
                              --------------------------
                              KPMG Peat Marwick LLP

Salt Lake City, Utah
December 27, 1995